Exhibit 1.1

TESORO LOGISTICS LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$750,000,000

EQUITY DISTRIBUTION AGREEMENT

August 21, 2015

Citigroup Global Markets Inc. 388 Greenwich Street, 36th Floor New York, New York 10013	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Deutsche Bank Securities Inc. 60 Wall Street, 2nd Floor New York, New York 10005	J.P. Morgan Securities LLC 600 Travis Street Houston, Texas 77002

Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

Wells Fargo Securities, LLC 375 Park Avenue, 4th Floor New York, New York 10152

Ladies and Gentlemen:

Tesoro Logistics LP, a limited partnership organized under the laws of Delaware (the “Partnership”) and Tesoro Logistics GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson

Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), as follows:

Tesoro Corporation, a Delaware corporation (“Tesoro”), directly owns a 5% membership interest in the General Partner and directly owns a 100% ownership interest in (i) Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), and (ii) Tesoro Alaska Company LLC, a Delaware limited liability company (“Tesoro Alaska”). TRMC directly owns a 94.5% membership interest in the General Partner and Tesoro Alaska directly owns a 0.5% membership interest in the General Partner. The Partnership and the General Partner are hereinafter collectively referred to as the “Partnership Parties.” Tesoro Logistics Operations LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Company”), Tesoro Logistics Pipelines LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Company (“Tesoro Pipelines”), Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company and wholly owned subsidiary of Tesoro Pipelines (“THPPLLC”), Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company and wholly owned subsidiary of Tesoro Pipelines (“Tesoro Northwest”), QEP Field Services, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“QEPFS”), QEP Midstream Partners GP, LLC, a Delaware limited liability company and wholly owned subsidiary of QEPFS (“QEPM GP”), QEP Midstream Partners, LP, a Delaware limited partnership and wholly owned subsidiary of QEPFS and QEPM GP (“QEPM”), QEP Midstream Partners Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of QEP Midstream Partners, LP (“QEPM Operating”) and QEPM Gathering I, LLC, a Delaware limited liability company and wholly owned subsidiary of QEPM Operating (“QEPM Gathering”) are herein collectively referred to as the “Subsidiaries” and together with the Partnership and the General Partner, the “Partnership Entities.”

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $750,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For the avoidance of doubt, the term “Units” as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. The Units are further described in the Prospectus referred to herein. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Form S-3. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File Number 333-206168), including a related Base Prospectus, for registration under the Act of the offering and sale of Common Units, including the Units, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) No Material Misstatements or Omissions in the Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership Parties by or on behalf of any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) Disclosure Package. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for use therein.

(d) Status as Ineligible Issuer. For purposes of each offering pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for use therein.

(f) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(g) Formation and Due Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased and conduct its business as currently conducted or as to be conducted, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or registered would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(h) Ownership of the General Partner. Tesoro, TRMC and Tesoro Alaska collectively own all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the amended and restated limited liability company agreement of the General Partner (as the same has been amended or restated, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and, with the exception of restrictions on transferability in the GP LLC Agreement or as described in the Disclosure Package and the Prospectus, Tesoro, TRMC and Tesoro Alaska collectively own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(i) General Partner of the Partnership. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(j) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with an approximate 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same has been amended or restated, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus).

(k) Ownership of Subsidiaries. All of the outstanding membership interests and partnership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act, in the case of partnership interests, or Sections 18-607 or 18-804 of the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), in the case of the membership interests, and except as otherwise disclosed in the Prospectus). Except as described in the Prospectus, the Partnership, directly or indirectly, owns the membership interests and the partnership interests, as the case may be, in each Subsidiary free and clear of all Liens, with the exception of the pledge of membership interests as collateral under the senior secured credit agreement among the Partnership, certain subsidiaries of the Partnership, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”) and related security documents, restrictions on transferability in the applicable constituent documents or as described in the Disclosure Package and the Prospectus.

(l) Capitalization of the Partnership. As of the Execution Time, the issued and outstanding partnership interests of the Partnership consist of 88,096,974 Common Units and 1,631,448 General Partner Units. Other than the IDRs (as defined below), the foregoing limited partner interests are the only issued and outstanding limited partnership interests of the Partnership as of the Execution Time. Tesoro owns 15,620,925 Common Units (the “Tesoro Units”), TRMC owns 8,067,981 Common Units (the “TRMC Units”) and Tesoro Alaska owns 571,065 Common Units (the “Tesoro Alaska Units” and, together with the Tesoro Units and the TRMC Units, the “Sponsor Units”) and the General Partner owns 3,921,777 Common Units (the “GP Common Units”) and 100% of the incentive distribution rights (the “IDRs”) of the Partnership; all of such Sponsor Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); and Tesoro owns the Tesoro Units, TRMC owns the TRMC Units and Tesoro Alaska owns the Tesoro Alaska Units and the General Partner owns the GP Common Units and the IDRs, in each case free and clear of all Liens, except restrictions on transferability and other Liens as described in the Prospectus.

(m) Due Authorization and Valid Issuance of Units. The Units have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(n) [Intentionally omitted]

(o) No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(p) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. On each Settlement Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(q) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(r) Constituent Agreements. (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner, Tesoro, Tesoro Alaska and TRMC and is a valid and legally binding agreement of the General Partner and Tesoro, Tesoro Alaska and TRMC, enforceable against the General Partner and Tesoro, Tesoro Alaska and TRMC in accordance with its terms; (ii) the GP LLC Agreement has been duly authorized, executed and delivered by Tesoro and TRMC and is a valid and legally binding agreement of Tesoro and TRMC, enforceable against Tesoro and TRMC in accordance with its terms; (iii) the limited liability company agreement of the Operating Company has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (iv) the limited liability company agreement of Tesoro Pipelines has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms; (v) the limited liability company agreement of THPPLLC has been duly authorized, executed and delivered by Tesoro Pipelines and is a valid and legally binding agreement of Tesoro Pipelines, enforceable against Tesoro Pipelines in accordance with its terms; (vi) the limited liability company agreement for Tesoro Northwest has been duly authorized, executed and delivered by Tesoro Pipelines and is a valid and legally binding agreement of Tesoro Pipelines, enforceable against Tesoro Pipelines in accordance with its terms; (vii) the limited liability company agreement of QEPFS has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and (viii) the limited liability company agreement of QEPM GP has been duly authorized, executed and delivered by QEPFS and is a valid and legally binding agreement of QEPFS, enforceable against QEPFS in accordance with its terms; (ix) the limited partnership agreement of QEPM has been duly authorized, executed and delivered by QEPFS and QEPM GP and is a valid and legally binding agreement of QEPFS and QEPM GP, enforceable against QEPFS and QEPM GP in accordance with its terms;

(x) the limited liability company agreement of QEPM Operating has been duly authorized, executed and delivered by QEPM and is a valid and legally binding agreement of QEPM, enforceable against QEPM in accordance with its terms; and (xi) the limited liability company agreement of QEPM Gathering has been duly authorized, executed and delivered by QEPM Operating and is a valid and legally binding agreement of QEPM Operating, enforceable against QEPM Operating in accordance with its terms; provided, that, with respect to each agreement described in this Section 2(r), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(s) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus conflict or will conflict with, or result or will result in, a breach or violation of or a default under (or an event that, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (i) the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or conversion, certificate of articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Partnership Entity is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any Partnership Entity of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Partnership Entity or any of their properties in a proceeding to which any of them or their property is a party, except in the case of clause (ii), Liens arising under the security documents for the collateral pledged under the Credit Agreement and except in the case of clause (iii), where such breach or violation would not have a Material Adverse Effect or would not materially adversely affect consummation of the transactions contemplated hereby.

(t) No Consents Required. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units or any other transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement or any other transactions contemplated by this Agreement by the Partnership Parties, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) consents that have been, or prior to each Settlement Date will be, obtained, except in the case of clause (iv) where the failure to obtain such consent would not have a Material Adverse Effect or would not materially adversely affect consummation of the transactions contemplated hereby.

(u) No Violation or Default. None of the Partnership Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument relating to the Partnership’s business or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Partnership Parties or any of its properties, as applicable, except in the cases of clauses (ii) and (iii) where such violation, breach or default would not have a Material Adverse Effect.

(v) Conformity of Units. The Units conform, in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(w) No Labor Disputes. No labor problem or dispute with the employees who are engaged in the business of the Partnership or its subsidiaries exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers who are engaged in the business of the Partnership or its subsidiaries, that could have a Material Adverse Effect.

(x) Financial Statements. The historical financial statements and schedules included in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and cash flows of the Partnership and its predecessor as of the dates and for the periods indicated, and comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any summary or selected historical or pro forma financial and operating information included or incorporated by reference in the Registration Statement and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise. Any pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those adjustments, and the pro form adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained in the Registration Statement, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(y) Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Independent Registered Public Accounting Firms.

(i) Ernst & Young LLP, which has certified certain financial statements of the Partnership, its predecessor and its consolidated subsidiaries, and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(ii) PricewaterhouseCoopers LLP, which has audited the combined statement of revenues and direct operating expenses of the Northwest Products System (the “Northwest Products System”), a component of Chevron Pipe Line Company and Northwest Terminalling Company, which was acquired by Tesoro Northwest pursuant to an Asset Sale and Purchase Agreement by and among Tesoro Northwest, Chevron Pipe Line Company and Northwest Terminalling Company dated December 6, 2012, as amended on March 28, 2013, included or incorporated by reference in the Disclosure Package and the Prospectus, are independent certified public accountants with respect to the Northwest Products System under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(iii) PricewaterhouseCoopers LLP, which has audited the consolidated financial statements of QEP Field Services Company, which contributed its natural gas business to QEPFS, which was acquired by the Partnership pursuant to a Membership Interest Purchase Agreement with QEP Field Services Company, dated October 19, 2014, included or incorporated by reference in the Disclosure Package and the Prospectus, are independent certified public accountants with respect to QEP Field Services Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(aa) Litigation. No action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) would individually or in the aggregate have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein; (ii) would individually or in the aggregate have a Material Adverse Effect; or (iii) that are required to be described in the Disclosure Package or the Prospectus but are not described as required.

(bb) Title to Properties. The Partnership Entities have indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by the Partnership Entities, free and clear of all Liens except as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus and those created by or arising under the Credit Agreement; provided, that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.

(cc) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse

Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(ee) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ff) Insurance. The Partnership Entities carry, or are entitled to the benefits of, insurance with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Partnership Parties have received no notice from such insurers or any policyholder that (i) such insurance will not be able to be renewed as and when such policies expire or (ii) the Partnership Entities will not be able to obtain, or receive the benefits of, comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not have a Material Adverse Effect.

(gg) No Prohibition on Distributions. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, from paying any distributions to another Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any other Partnership Entity any loans or advances to such subsidiary from such Partnership Entity or from transferring any of such subsidiary’s property or assets to another Partnership Entity or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Disclosure Package and the Prospectus, (ii) arising under the Credit Agreement or Indentures and (iii) such prohibitions mandated by the laws of each of such Partnership Entity’s state of formation and the terms of any such Partnership Entity’s governing instruments.

(hh) Permits. The Partnership Entities possess or are entitled to the benefits of all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct the Partnership’s business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ii) Environmental Matters.

(i) Each of the Partnership Entities is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has timely applied for or received and is in compliance with all received permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Disclosure Package and the Prospectus. None of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii) In the ordinary course of its business, the Partnership Parties periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Parties have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Disclosure Package and the Prospectus.

(jj) Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business in the manner and subject to such qualifications described in the Registration Statement, the Disclosure Package and the Prospectus.

(kk) Certain Relationships. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(ll) ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Parties are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the any Partnership Party would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(mm) No Material Adverse Change. Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(nn) Disclosure of Certain Items; Filing of Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

(oo) Sarbanes-Oxley. The Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(pp) Investment Company. None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units hereunder will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(qq) Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the reference in the Registration Statement, the Disclosure Package and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Partnership Entities’ internal controls over financial reporting are effective, none of the Partnership Parties is aware of any material weaknesses in their internal control over financial reporting and there have been no significant changes in the Partnership Entities’ internal controls or in other factors that has or could significantly and adversely affect internal controls.

(rr) Disclosure Controls. The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ss) Stabilization or Manipulation. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(tt) Related Party Transactions. The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(uu) No Unlawful Payments. No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities, and, to the knowledge of any of the Partnership Parties, their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(vv) Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Partnership Parties, threatened.

(ww) OFAC. (i) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Party, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (a) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea,

Sudan and Syria); and (ii) the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC; or (b) in any other manner that will result in a violation of U.S. sanctions administered by OFAC by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xx) Statistical and Market Data. All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(yy) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or will distribute any offering material in connection with the offering and sale of the Units other than any Prospectus, any Issuer Free Writing Prospectus to which the Managers have consented in accordance with this Agreement, and any other materials, if any, permitted by the Act, including Rule 134.

(zz) NYSE Listing. The Units have been approved to be listed on the NYSE, subject only to official notice of issuance

(aaa) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(bbb) Significant Subsidiaries. The Operating Company, THPPLLC, Tesoro Pipelines, QEPFS, QEPM, QEPM Operating and QEPM Gathering are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(ccc) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ddd) Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(eee) Brokers. Other than the compensation pursuant to Section 3 of this Agreement or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of any of the Partnership Parties and delivered to any Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one or more of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a single trading day, which shall mean any trading day on the NYSE, (B) the Partnership, through any of the individuals listed as “Authorized Individuals” on Schedule II hereto (which may be updated from time to time by a certificate from the Partnership to the Managers), has instructed such Manager by telephone or by electronic mail to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. For the avoidance of doubt, instructions required by (B) may be issued as (1) standing instructions to be followed until rescinded by the Partnership, or (2) instructions with a specified termination date or mechanism. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager, which maximum may be expressed as a number of Units, a percentage of total volume, or a formula or algorithm used to determine such maximum (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts consistent with its normal trading and sales practices to sell on a particular day all of the Units designated for the sale by the Partnership on such day, and will not advertise trading volumes or communicate them to third-parties without the consent of the Partnership. The gross sales price of the Units sold under this Section 3(a) shall be the market price of the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units.

(ii) The Partnership Parties acknowledge and agree that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the

Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership Parties.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Units not approved for sale by the Board of Directors of the General Partner (the “Board”), or an Officer of the General Partner duly authorized by the Board, and notified by such duly authorized officer to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each of the Managers hereby covenants and agrees not to make sales of the Units on behalf of the Partnership other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Units or to or through a market maker, or (B) such other sales of the Units on behalf of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. At each Manager’s election, such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any compensation to which it would otherwise be entitled absent such default. If a Manager acting as sales agent breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date other than those representations and warranties made of a specific date as specified herein, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended as of such date. Any obligation of a Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized Officer, and notified to such Manager in writing.

(e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and any Manager, no sales of Units shall take place, and the Partnership shall not request the sale of any Units that would be sold, and such Manager shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

4. Agreements. The Partnership Parties agree with each Manager that:

(a) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will not file any amendment or supplement to the Registration Statement or the Prospectus (other than any amendment or supplement which does not relate to the sale of the Units under this Agreement and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless the Partnership has furnished to such Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects, unless the Partnership has determined based upon advice of counsel that such amendment, supplement or filing is required by law. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise each Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly each Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify each Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(d) As soon as practicable, the Partnership will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to its security holders and to the Managers an earnings statement or statements (which need not be audited) of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Partnership will make available to each Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Partnership that, unless they have or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units under this Agreement that would constitute an Issuer Free Writing Prospectus under or related to the Registration Statement or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 under or related to the Registration Statement; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time that sales of the Units have been made but not settled, or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, in either case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving such Manager at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms

Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) The Partnership will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(j) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise each Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) On August 21, 2015 (the “First Representation Date”), upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of clauses (ii) and (iv) below, any prospectus supplement filed pursuant to Rule 424 pursuant to Section 4(z) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, or any Manager shall otherwise reasonably request following the filing of a Current Report on Form 8-K, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request and upon reasonable advance notice to the Partnership (such recommencement date and each such date referred to in subsection (i), (ii), (iii) and (iv) herein, each a “Representation Date”), the Partnership shall furnish or cause to be furnished to each Manager forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which were last furnished to the Managers are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as described immediately above to the time of delivery of such certificate.

(l) On the First Representation Date and on each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to each Manager and to counsel to the Managers a written opinion of Norton Rose Fulbright

US LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) On the First Representation Date and on each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Richards, Layton & Finger, Delaware counsel to the Partnership (“Local Counsel”), or other counsel satisfactory to the Managers dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) On the First Representation Date and on each Representation Date thereafter, Vinson & Elkins L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) On the First Representation Date and on each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of the general counsel to the Partnership (“General Counsel”), dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) On the First Representation Date and on each Representation Date thereafter, the Partnership shall cause each of Ernst & Young LLP and PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) On the First Representation Date and on each Representation Date thereafter, if reasonably requested by any Manager, the Partnership will conduct a due diligence session, in form and substance satisfactory to such Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by such Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers of the General Partner and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as such Manager may reasonably request.

(r) The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(s) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(t) If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(h) or 6(i) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(u) Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(v) The Partnership shall ensure, prior to the instruction of any Manager to sell Units that (i) the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units, (ii) there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights (other than as set forth in the Partnership Agreement), of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(w) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(y) The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(z) The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses.

(a) The Partnership Parties agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of each Manager, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and (xi) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder; provided, however, that except as provided in Sections 3(a)(v), 5 and 7 of this Agreement, each Manager shall pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transaction contemplated by this Agreement.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Partnership Counsel to furnish to each Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to such Manager, to the effect that:

(i) The Partnership is a limited partnership duly formed under the Delaware LP Act. Each of the General Partner and the Operating Company is a limited liability company duly formed under the Delaware LLC Act. Each of Tesoro Pipelines, THPPLLC, Tesoro Northwest, QEPFS, QEPM GP, QEPM Operating and QEPM Gathering is a limited liability company under the Delaware LLC Act. QEPM is a limited partnership under the Delaware LP Act. Each of the Partnership Entities has the entity power and authority necessary to own or license its properties and to conduct its business, and in the case of the General Partner, to act as the general partner of the Partnership, in all material respects as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of the Partnership Entities is in good standing under the laws of the State of Delaware.

(ii) The Units and the limited partner interests represented thereby to be issued and sold by the Partnership pursuant to this Agreement have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by any Manager in accordance with the terms of this Agreement, will be validly issued and free of preemptive rights arising from the Partnership’s governing documents.

(iii) The execution, delivery and performance of this Agreement and any applicable Terms Agreement have been duly authorized by all necessary limited liability company or limited partnership, as applicable, action of each of the Partnership Parties and this Agreement and any applicable Terms Agreement have been duly executed and delivered by each of the Partnership Parties.

(iv) The execution and delivery of this Agreement and the issuance and sale of the Units by the Partnership to any Manager pursuant to this Agreement, do not on the date hereof (i) violate the Partnership Parties governing documents; (ii) result in the breach of or a default under any of the agreements filed as exhibits to the Registration Statement; (iii) violate any federal, Texas or New York statute, rule or regulation applicable to the Partnership Parties or the Delaware LLC Act or the Delaware LP Act; or (iv) require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal, Texas or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LLC Act or the Delaware LP Act that have not been obtained or made.

(v) The Registration Statement has become effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Base Prospectus and the Prospectus has been filed in accordance with Rule 424(b) under the Act.

(vi) The Registration Statement, on its initial effective date, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial or accounting data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel assumed that the statements made in the Registration Statement and the Prospectus are accurate, correct and complete.

(vii) The statements in the Prospectus under the headings “Summary—The Offering,” “Description of our Cash Distribution Policy,” “Description of Our Common Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units and the Incentive Distribution Rights are accurate descriptions or summaries in all material respects.

(viii) The statements included in the Registration Statement and the Prospectus under the headings “Summary—The Offering,” “Description of our Cash Distribution Policy,” “The Partnership Agreement,” “Description of Our Common Units” and “Investment in Tesoro Logistics LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate descriptions or summaries in all material respects.

(ix) None of the Partnership, the General Partner and the Operating Company is, nor immediately after giving effect to the sale of the Units and the application of the proceeds as described in the Prospectus, will any of them be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) The General Partner is the record holder of an approximate 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than (a) those created by or arising under the Delaware LP Act or the Partnership Agreement and (b) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

(xi) Each of the Partnership, Operating Company, Tesoro Pipelines, QEPFS, QEPM and QEPM Operating, as the case may be, is the record holder of all of the issued and outstanding membership interests of each Subsidiary; such membership interests have been duly authorized by all necessary action, such membership interests have been validly issued in accordance with the applicable constituent documents; under the Delaware LLC Act, each of the Partnership, Operating Company, Tesoro Pipelines, QEPFS, QEPM and QEPM Operating, as the case may be, has no obligation to make further payments for each of its ownership of such membership interests or contributions solely by reason of its ownership of such membership interests (other than as provided in Section 18-607 or 16-804 of the Delaware LLC Act) or its status as the sole member of each Subsidiary and has no personal liability for the debts, obligations and liabilities of each of the Subsidiaries, whether arising in contact, tort or otherwise, solely by reason of being the sole member of each Subsidiary; and each of the Partnership, Operating Company, Tesoro Pipelines, QEPFS, QEPM and QEPM Operating, as the case may be, is the record holder of such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than (a) those created by or arising under the Delaware LLC Act, the applicable constituent documents or the Credit Agreement and (b) restrictions on transferability or other Liens described in the Prospectus.

(xii) QEPM GP is the record holder of an approximate 2% general partner interest in QEPM and QEPFS is the record holder of an approximate 98% limited partner interest in QEPM; such general partner interest and limited partner interest have been duly authorized and validly issued in accordance with the limited partnership agreement of QEPM; and QEPM GP is the record holder of such general partner interest and QEPFS is the record holder of such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than (a) those created by or arising under the Delaware LP Act or the limited partnership agreement of QEPM and (b) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

(xiii) The General Partner is the record holder of 100% of the IDRs; the IDRs and the limited partner interests represented thereby have been duly authorized by all necessary limited partner action of the Partnership; under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs or its status as a limited partner of the Partnership (other than as provided in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership; and the General Partner is the record holder of the IDRs, free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than (a) those created by or arising under the Delaware LP Act, the Partnership Agreement or the Credit Agreement and (b) restrictions on transferability or other Liens described in the Prospectus.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the State of Texas or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Managers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Prospectus and the incorporated documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership, the independent public accountants for the Partnership, counsel and representatives for the Managers, during which conferences and conversations the contents of the Registration Statement, the Prospectus and the incorporated documents and related matters were discussed. Such counsel shall also state that they reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters, and that, based on such counsel’s participation, review and reliance as described above, no facts have come to our attention that caused us to believe that:

(i) the Registration Statement, as of the most recent Effective Date (together with the incorporated documents at those dates), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(ii) the Prospectus, as of its date and as of the date of such opinion (together with the incorporated documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the incorporated documents.

(c) The Partnership shall have requested and caused Local Counsel to furnish to each Manager, on every date specified in Section 4(m) of this Agreement, its opinion, dated as of such date and addressed to such Manager, to the effect that:

(i) The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

(ii) The GP Agreement constitutes a valid and binding obligation of Tesoro and TRMC (jointly, the “Members”), and is enforceable against the Members, in their capacity as members of the General Partner, in accordance with its terms.

(iii) The Operating Company LLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as member of the Operating Company, in accordance with its terms.

(iv) Under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) and the Partnership Agreement, the Persons that have purchased Units on the relevant date pursuant to this Agreement (the “Limited Partners”) have no obligation to make further payments for their purchase of the Units or to make Capital Contributions (as defined in the Partnership Agreement) to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership, and assuming that the Limited Partners, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, the Limited Partners, as limited partners of the Partnership, will not be obligated personally for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership (subject to the obligation of a limited partner of the Partnership to repay any funds wrongfully distributed to it).

(v) There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Limited Partners, as limited partners of the Partnership, take no action other than actions permitted by the Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Limited Partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

(d) Each Manager shall have received from Vinson & Elkins L.L.P., counsel for the Managers, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to such Manager, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as such Manager may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The General Counsel to the Partnership shall have furnished or caused to be furnished, on every date specified in Section 4(o) of this Agreement, its opinion, dated as of such date and addressed to each Manager, to the effect that:

(i) There is no pending or, to the knowledge of such counsel, threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Parties or its or their property of a character required to be disclosed in the Registration Statement which is not so described.

(ii) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required by the Act.

(f) The Partnership shall have furnished or caused to be furnished to each Manager on every date specified in Section 4(k) of this Agreement, a certificate of the Partnership, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Partnership, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) Subject to the modification to incorporate the disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date, other than those representations and warranties made as of a specific date as specified in this Agreement, and the Partnership has complied in all material respects (except with respect to agreements and conditions that are qualified by materiality, which shall be true and correct in all respects) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(g) The Partnership shall have requested and caused each of Ernst & Young LLP and PricewaterhouseCoopers LLP to have furnished to each Manager on every date specified in Section 4(p) hereof and to the extent requested by such Manager in connection with any offering of the Units, letters (which may refer to letters previously delivered to such Manager), dated as of such date, in form and substance satisfactory to such Manager, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and that they have performed a review of any unaudited interim financial information of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100, containing other statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(h) Between the Execution Time and any Time of Delivery, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of any Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Between the Execution Time and any Time of Delivery, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(l) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to each Manager such further information, certificates and documents as such Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Managers, at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

  7. Indemnification and Contribution.

  (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager, each affiliate of any Manager who has participated in the distribution of the Units, each broker dealer affiliate of each Manager and each other affiliate of each Manager within the meaning of Rule 405 under the Act and each person who controls any Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors, each of the officers of the Partnership Parties who sign the Registration Statement, and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Manager, but only with reference to written information relating to a Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, jointly and severally, and each Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Partnership Parties and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Managers on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the compensation to such Manager for sales of the Units hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, jointly and severally, and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by any Manager shall be deemed to be equal to the total compensation received by such Manager with respect to the Units purchased under this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or any Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and each Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as any Manager, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of either of the Partnership Parties who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the

Partnership, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Partnership Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 8(a) above or otherwise by mutual agreement of all of the parties and (ii) the termination of the obligations of each Manager pursuant to Section 8(b) above; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or the General Partner’s officers, on behalf of the Partnership Parties, as the case may be, and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to Charles S. Parrish, General Counsel, Tesoro Logistics LP, 19100 Ridgewood Parkway, San Antonio, Texas 78259, with a copy by email to charles.s.parrish@tsocorp.com; or, if sent to each Manager, will be mailed, delivered or telefaxed to:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Facsimile: (646) 291-1469	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Syndicate Registration Fax: (646) 834-8133

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Equity Capital Markets –

Syndicate Desk, with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, New York 10005

Attention: General Counsel

Fax: (212) 797-4561

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Attention: Adam Rosenbluth and

Brett Chalmers

adam.s.rosenbluth@jpmorgan.com brett.chalmers@jpmorgan.com

Fax: (646) 441-4870

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Equity Capital Markets Desk

Tel: (212) 205-7600, with a copy to:

Office of the General Counsel at

LegalNotices@us.mizuho-sc.com

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281 Attention: Equity Capital Markets Fax: (212) 428-6260

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326 Attention: Equity Syndicate	UBS Investment Bank 1285 Avenue of the Americas New York, New York 10019 Attention: Prospectus Department

Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152 Attention: Equity Syndicate Department Fax: (212) 214-5918

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership Parties agree that the Partnership is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership Parties agree that the Partnership will not claim that any Manager has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership Parties and any Manager with respect to the subject matter hereof. The Parties hereto that are parties to that certain Equity Distribution Agreement, dated June 25, 2014, by and among the Partnership, the General Partner and Citigroup Global Markets, Inc., hereby agree that such agreement is terminated.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Indentures” shall mean that certain Indenture, effective September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2020, as amended, supplemented and modified from time to time; that certain Indenture, dated as of August 1, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 6.125% Senior Notes due 2021, as amended, supplemented and modified from time to time; and that certain Indenture dated as of October 29, 2014 by and among Tesoro Logistics LP, Tesoro Finance Corp, QEP Field Services, LLC, the other entities party thereto and US Bank National Association, as trustee, relating to the 5.50% Senior Notes due 2019 and the 6.25% Senior Notes due 2022, as amended, supplemented and modified from time to time.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

Tesoro Logistics GP, LLC

By:	/s/ Phillip M. Anderson
Name:	Phillip M. Anderson
Title:	President

Tesoro Logistics LP

By:	Tesoro Logistics GP, LLC, its general partner

By:	/s/ Phillip M. Anderson
Name:	Phillip M. Anderson
Title:	President

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Michael Jamieson
Name:	Michael Jamieson
Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Crystal A. Simpson
Name:	Crystal A. Simpson
Title:	Co-Head of Natural Resources ECM

Deutsche Bank Securities Inc.

By:	/s/ John Hanna
Name:	John Hanna
Title:	Managing Director

By:	/s/ Stephen Perich
Name:	Stephen Perich
Title:	Director

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Executive Director

Signature Page to Equity Distribution Agreement

Mizuho Securities USA Inc.

By:	/s/ Steve Ray
Name:	Steve Ray
Title:	Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Jason Holton
Name:	Jason Holton
Title:	Executive Director

Raymond James & Associates, Inc.

By:	/s/ Harris Bentsen Falb
Name:	Harris Bentsen Falb
Title:	Vice President

RBC Capital Markets, LLC

By:	/s/ Jennifer Caruso
Name:	Jennifer Caruso
Title:	Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Jonathan C. Biele
Name:	Jonathan C. Biele
Title:	Managing Director

Signature Page to Equity Distribution Agreement

UBS Securities LLC

By:	/s/ Jane Dabney
Name:	Jane Dabney
Title:	Managing Director

By:	/s/ Bimal Amin
Name:	Bimal Amin
Title:	Director

Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

Signature Page to Equity Distribution Agreement

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Schedule I

SCHEDULE II

Authorized Individuals

Tesoro Logistics LP

Steven Sterin

Brad S. Lahkia

Aaron Wiggans

John Egerman

Alejandro Angola

Schedule II

[Form of Terms Agreement]	ANNEX I

TESORO LOGISTICS LP

Common Units

TERMS AGREEMENT

            , 20

[                                 ]

Ladies and Gentleman:

Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”) and Tesoro Logistics GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August 21, 2015 (the “Equity Distribution Agreement”), among the Partnership, the General Partner and Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, that the Partnership issue and sell to [        ] (the “Manager”), the securities specified in Schedule I hereto (the “Purchased Units”)[, and, solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per common unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date],

except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units [and Additional Units] at the time and place and at the purchase price set forth in Schedule I hereto.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

Tesoro Logistics LP

By: Tesoro Logistics GP, LLC its general partner

By:
Name:
Title:

Tesoro Logistics GP, LLC

By:
Name:
Title:

ACCEPTED as of the date first written above.

[ ]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units representing limited partnership interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The officers’ certificate referred to in Section 4(k).

(2)	The opinion referred to in Section 4(l).

(3)	The opinion referred to in Section 4(m).

(4)	The opinion letter referred to in Section 4(n).

(5)	The opinion letter referred to in Section 4(o).

(6)	The accountants’ letters referred to in Section 4(p).

(7)	Such other documents as the Manager shall reasonably request.